Exhibit 99.1

For more information, contact: Larry Hueth, President and Chief Executive Officer First Northwest Bancorp 360-457-0461

First Northwest Bancorp Announces New Chief Operating Officer

PORT ANGELES, WA (October 1, 2018) - First Northwest Bancorp (NASDAQ: FNWB) (the "Company"), the holding company of First Federal Savings and Loan Association of Port Angeles (the “Bank,” and collectively with the Company, “First Northwest”), announced today that Christopher J. Riffle has been named Executive Vice President and Chief Operating Officer of First Northwest. Mr. Riffle has been serving as interim Chief Operating Officer since the resignation of Mr. Jeffrey S. Davis, which was effective on August 28, 2018. Mr. Riffle will continue to serve as First Northwest’s General Counsel/Corporate Secretary.

Mr. Riffle has been with First Northwest since September 2017 and has played an integral role in ensuring that First Northwest maintains the highest legal and regulatory compliance standards. He has established internal processes and communication standards which have improved efficiency and understanding of a wide variety of legal and regulatory concepts, while at the same time significantly reducing expenses for the Company.

Prior to coming to First Northwest, Mr. Riffle was a partner with the Platt Irwin Law Firm, where he represented First Northwest as general counsel for 8 years. Overall, he has practiced law for over 12 years and has developed a wealth of legal expertise and experience which has already proven to be invaluable to First Northwest. His strong legal background combined with his familiarity with First Northwest and its operational functions and needs make him especially suited to take on the responsibilities as Chief Operating Officer for First Northwest.

In addition to his professional background and expertise, Mr. Riffle is a Port Angeles native and graduated from Port Angeles High School. After 15 years away, during which time he attended law school and taught high school French and history, among other things, he and his family returned to Port Angeles in 2008. When he’s not at work, Mr. Riffle spends time with his family, serves on multiple volunteer boards, and enjoys running, hiking, biking, reading, and travelling.

About the Company

First Northwest Bancorp, a Washington corporation, is the bank holding company for First Federal Savings and Loan Association of Port Angeles, with approximately $1.2 billion in assets. First Federal is a Washington state-chartered mutual savings bank primarily serving communities in Western Washington State with thirteen banking locations - eight located within Clallam and Jefferson counties, two in Kitsap County, two in Whatcom County, and a home lending center in King County.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC") - which are available on our website at www.ourfirstfed.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf, and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company's operations and stock price performance.